CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT ("Agreement") is made as of October 29, 2007, by ISECURETRAC CORP., a Delaware corporation ("Debtor"), whose principal place of business and chief executive office (as those terms are used in the Code) is located at 5078 S. 111th Street, Omaha, Nebraska 68137, and whose federal taxpayer identification number is 87-0347787, and whose organizational number issued by the appropriate authority of the State of Delaware is 2096427, in favor of CRESTPARK LP, INC. ("Secured Party"), whose address is c/o Sammons Corporation, 5949 Sherry Lane, Suite 1900, Dallas, Texas 75225.

Debtor is executing a Promissory Note in the original principal amount of $8,491,863.90 of even date herewith in favor of the Secured Party. As security for the indebtedness represented thereunder, Debtor hereby agrees with Secured Party as follows:

1.  Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

(a)  "Code" means the Delaware Uniform Commercial Code as in effect in the State of Delaware on the date of this Agreement or as it may hereafter be amended from time to time.

(b)  "Collateral" means all of the personal property of Debtor, including but not limited to, wherever located, and now owned or hereafter acquired:

(i)  All "accounts", as defined in the Code (including all contractual rights to receive commissions), together with any and all books of account, and agent lists, and in any case where an account arises from the sale of goods, the interest of Debtor in such goods.

(ii)  All "inventory" as defined in the Code.

(iii)  All "commodity accounts" as defined in the Code.

(iv)  All cash and cash accounts.

(v)  All "chattel paper" as defined in the Code.

(vi)  All "equipment" as defined in the Code, of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Debtor and used or usable in Debtor's business, and in any event shall include, but shall not be limited to, all machinery, tools, computer software, office equipment, furniture, appliances, furnishings, fixtures, vehicles, motor vehicles, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all manuals and instructions. To the extent that the foregoing property is located on, attached to, annexed to, related to, or used in connection with, or otherwise made a part of, and is or shall become fixtures upon, real property, such real property and the record owner thereof (if other than Debtor) is described on Schedule 1 attached hereto and made a part hereof.

(vii)  All "fixtures" as defined in the Code.

(viii)  All "instruments" as defined in the Code (including promissory notes).

(ix)  All "investment property" as defined in the Code.

(x)  All "documents" as defined in the Code.

(xi)  All "deposit accounts" as defined in the Code.

(xii)  All "commercial tort claims" as defined in the Code, including but not limited to all commercial tort claims described on Schedule 5.

(xiii)  All "letters of credit" and "letter of credit rights" as defined in the Code.

(xiv)  All "general intangibles" as defined in the Code, including all rights in all royalty payments, payment intangibles, permits, regulatory approvals, copyrights, patents, trademarks, service marks, trade names, mask works, goodwill, licenses and all other intellectual property owned by Debtor or used in Debtor's business.

(xv)  All "supporting obligations" as defined in the Code.

(xvi)  All Patents, Trademarks, Copyrights, and IP Licenses.

(xvii)  all "software" as defined in the Code (for purposes of this Agreement "Software" also consists of all (A) computer programs and supporting information provided in connection with a transaction relating to the program, and (B) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded).

(xviii)  All records relating in any way to the foregoing and following (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(xix)  All royalty payments.

(xx)  All securities, including all Pledged Equity Interests.

(xxi)  Collateral also includes all PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, securities, guaranties or monies of Debtor which may at any time come into the possession of Secured Party. The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property except as otherwise provided herein or in the other Loan Documents.

(c)  "Copyright License" means any agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by Debtor or which Debtor otherwise has the right to license, or granting any right to Debtor under any Copyright now or hereafter owned by any third party, and all rights of Debtor under any such agreement.

(d)  "Copyrights" means (i) all copyright rights in any work subject to the copyright laws of any governmental authority, whether as author, assignee, transferee, or otherwise, (ii) all registrations and applications for registration of any such copyright in any governmental authority, including registrations, recordings, supplemental registrations, and pending applications for registration in any jurisdiction, and (iii) all rights to use and/or sell any of the foregoing.

(e)  "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(f)  "Indebtedness" means (i) all indebtedness, obligations and liabilities of Debtor to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several (excluding only indebtedness originally payable to or in favor of a person other than Secured Party and subsequently acquired by Secured Party), including without limitation all indebtedness, obligations and liabilities of Debtor to Secured Party now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all obligations now or hereafter existing of Debtor under the Note and each other Loan Document (including, but not limited to, the Obligations), (iii) all accrued but unpaid interest (including all interest that would accrue but for the existence of a proceeding under any Debtor Relief Laws) on any of the indebtedness described in this definition of "Indebtedness," (iv) all obligations of Debtor to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in this definition of "Indebtedness," (v) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness and obligations described in this definition of "Indebtedness" or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (vi) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in this definition of "Indebtedness".

(g)  "IP License" means any Patent License, Trademark License, Copyright License, or other similar license or sublicense.

(h)  "Loan Documents" means all documents executed in connection with the Note, as each may be amended, restated or modified.

(i)  "Note" means that certain Promissory Note executed by Debtor in favor of Secured Party dated as of even date herewith in the original principal amount of $8,491,863.90, as it may be amended, restated or modified.

(j)  "Patent License" means any agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by Debtor or which Debtor otherwise has the right to license, is in existence, or granting to Debtor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of Debtor under any such agreement.

(k)  "Patents" means (i) all letters patent of any governmental authority, all registrations and recordings thereof, and all applications for letters patent of any governmental authority, and (ii) all reissues, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

(l)  "Permitted Liens" means liens covering certain of the Debtor's assets as set forth on Schedule 10 hereto.

(m)  "Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests.

(n)  "Pledged LLC Interests" shall mean all interests of the Debtor in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of the Debtor on the books and records of such limited liability company or on the books and records of any Securities Intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

(o)  "Pledged Partnership Interests" shall mean all interests of the Debtor in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest of the Debtor on the books and records of such partnership or on the books and records of any Securities Intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

(p)  "Pledged Stock" shall mean all shares of capital stock owned by the Debtor and the certificates, if any, representing such shares and any interest of the Debtor in the entries on the books of the issuer of such shares or on the books of any Securities Intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

(q)  "Securities Intermediary" means (a) a clearing corporation, or (b) a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

(r)  "Security" means all right, title, and interest of the Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations, and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Chapter 8 of the UCC.

(s)  "Trademark License" means any agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by Debtor or which Debtor otherwise has the right to license, or granting to Debtor any right to use any Trademark now or hereafter owned by any third party, and all rights of Debtor under any such agreement.

(t)  "Trademarks" means (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed with any governmental authority in connection therewith, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby, (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill, and (iv) all rights to use and/or sell any of the foregoing.

All words and phrases used herein which are expressly defined in Section 1.201 or Article 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201 or Article 9 of the Code.

2.  Security Interest. As security for the Indebtedness, Debtor, for value received, hereby pledges and grants to Secured Party a continuing security interest in the Collateral.

3.  Representations and Warranties. In addition to any representations and warranties of Debtor set forth in the Loan Documents, which are incorporated herein by this reference, Debtor hereby represents and warrants the following to Secured Party:

(a)  Authority. The execution, delivery and performance of this Agreement and all of the other Loan Documents by Debtor have been duly authorized by all necessary corporate action of Debtor.

(b)  Accuracy of Information. All information contained herein with respect to the Collateral is true and correct in all material respects. The exact legal name and federal taxpayer identification number of Debtor are correctly shown in the first paragraph hereof.

(c)  Enforceability. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited as to enforcement of remedies by Debtor Relief Laws and except to the extent specific remedies may generally be limited by equitable principles.

(d)  Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all liens or adverse claims, except for Permitted Liens. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Debtor has not executed any other security agreement currently affecting the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party or except with respect to Permitted Liens. Debtor has not been a party to a securitization or similar transaction involving assets of Debtor during the preceding two years.

(e)  No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Debtor, the grant of the security interest by Debtor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any material law, (B) the articles or certificate of incorporation or bylaws of Debtor, or (C) any material agreement, judgment, license, order or permit applicable to or binding upon Debtor, or (ii) result in or require the creation of any lien upon any assets or properties of Debtor or of any person except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any governmental authority or other person is required in connection with the grant by Debtor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

(f)  Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any lien or other charge or encumbrance (other than Permitted Liens). This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral securing the Indebtedness. To the extent permitted in the Code, possession by Secured Party of all certificates, instruments and cash constituting Collateral from time to time and/or the filing of the financing statements delivered prior hereto and/or concurrently herewith by Debtor to Secured Party will perfect and establish the first priority of Secured Party's security interest hereunder in the Collateral, except with respect to those assets covered by Permitted Liens. Upon the filing of a financing statement describing the Collateral with the Uniform Commercial Code central filing officer of the jurisdiction of Debtor's location, the security interest granted pursuant to this Agreement shall be perfected and prior to all other liens (other than Permitted Liens) therein (to the extent such security interest can be perfected by the filing of a financing statement).

(g)  Location/Identity. Debtor's principal place of business and chief executive office (as those terms are used in the Code), as the case may be, is located at the address set forth on the first page hereof. Except as specified elsewhere herein, all Collateral and records concerning the Collateral shall be kept at such address. Debtor's entity type, state of organization, and organizational identification number issued by the appropriate authority of the State of Delaware (the "Organizational Information") are as set forth in the first page hereof. Debtor is not organized in more than one jurisdiction. Except as provided herein, the Organizational Information shall not change. During the preceding three years, Debtor has not had or operated under any name other than its name as stated on the signature page of this Agreement, has not been organized under the laws of any jurisdiction other than Delaware, has not been organized as any type of entity other than a corporation and the chief executive office of Debtor has not been located at any address other than as set forth on the first page hereof.

(h)  Creditors. Debtor is not entering into this Agreement or any other Loan Document to which Debtor is a party or its property is subject with the intent of hindering, delaying or defrauding any creditor.

(i)  Compliance with Environmental Laws.  Debtor is conducting Debtor's businesses in material compliance with all applicable federal, state and local laws, orders, determinations and court decisions, including all environmental laws.

(j)  Inventory. The security interest in the inventory shall continue through all stages of manufacture and shall, without further action, attach to the accounts or other proceeds resulting from the sale or other disposition thereof and to all such inventory as may be returned to Debtor by its account debtors.

(k)  Accounts. Each account represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by Debtor of goods or the rendition by Debtor of services and is not subject to contra accounts, setoffs, defenses or counterclaims by or available to account debtors obligated on the accounts except as disclosed by Debtor to Secured Party from time to time in writing. The amount shown as to each account on Debtor's books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have been disclosed to Secured Party in writing.

(l)  Chattel Paper, Documents and Instruments. The chattel paper, documents and instruments of Debtor pledged hereunder have only one original counterpart and no party other than Debtor or Secured Party is in actual or constructive possession of any such chattel paper, documents or instruments. No chattel paper is electronic chattel paper.

(m)  Patents. Schedule 2 includes a complete and correct list of each Patent in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the registered owner, the nature of Debtor's interest, the Patent registration number, the date of Patent issuance, and the country issuing the Patent.

(n)  Patent Applications. Schedule 2 also includes a complete and correct list of each Patent application in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the person applying to be the registered owner, the nature of Debtor's interest, the Patent application number, the date of Patent filing, and the country with which the Patent application was filed.

(o)  Trademarks. Schedule 3 is a complete and correct list of each Trademark in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the registered owner, the nature of Debtor's interest, the registered Trademark, the Trademark registration number, the international class covered, the goods and services covered, the date of Trademark registration, and the country registering the Trademark.

(p)  Trademark Applications. Schedule 3 also includes a complete and correct list of each Trademark application in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the person applying to be the registered owner, the nature of Debtor's interest, the Trademark the subject of the application, the Trademark application serial number, the international class covered, the goods and services covered, the date of Trademark application filing, and the country with which the Trademark application was filed.

(q)  Copyrights. Schedule 4 includes a complete and correct list of each Copyright in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the registered owner, the nature of Debtor's interest, the registered Copyright, the date of Copyright issuance, and the country issuing the Copyright.

(r)  Copyright Applications. Schedule 4 also includes a complete and correct list of each Copyright application in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the person applying to be the registered owner, the nature of Debtor's interest, the Copyright the subject of the application, the date of Copyright application filing, and the country with which the Copyright application was filed.

(s)  Commercial Tort Claims. Schedule 5 is a complete and correct list of all commercial tort claims in which Debtor has any interest, including the complete case name or style, the case number, and the court or other governmental authority in which the case is pending.

(t)  Deposit Accounts. Schedule 6 is a complete and correct list of all deposit accounts maintained by or in which Debtor has any interest and correctly describes the bank in which such account is maintained (including the specific branch), the street address (including the specific branch) and ABA number of such bank, the account number, and account type.

(u)  Commodity Accounts. Schedule 7 includes a complete and correct list of all commodity accounts in which Debtor has any interest, including the complete name and identification number of the account, a description of the governing agreement, and the name and street address of the commodity intermediary maintaining the account.

(v)  Securities Accounts. Schedule 7 also includes a complete and correct list of all securities accounts in which Debtor has any interest, including the complete name and identification number of the account, a description of the governing agreement, and the name and street address of the securities intermediary maintaining the account.

(w)  Letters of Credit. Schedule 8 is a complete and correct list of all letters of credit in which Debtor has any interest (other than solely as an applicant) and correctly describes the bank which issued the letter of credit, and the letter of credit's number, issue date, expiry, and face amount.

(x)  Equity Interests. Schedule 9 is a complete and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests, or other equity interest owned by the Debtor and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. All of the Pledged Equity Interests have been duly and validly issued, and the Pledged Stock is fully paid and nonassessable. All of the Pledged Equity Interests consisting of certificated securities have been delivered to the Secured Party. Other than Pledged Partnership Interests and Pledged LLC Interests constituting general intangibles, there are no Pledged Equity Interests other than that represented by certificated securities in the possession of the Secured Party. There are no restrictions in any organization document governing any Pledged Equity Interest or any other document related thereto which would limit or restrict (i) the grant of a lien in the Pledged Equity Interests, (ii) the perfection of such lien or (iii) the exercise of remedies in respect of such perfected lien in the Pledged Equity Interests as contemplated by this Agreement. Upon the exercise of remedies in respect of Pledged Partnership Interests and Pledged LLC Interests, a transferee or assignee of a partnership interests or membership interest, as the case may be, of such partnership or limited liability company, as the case may be, shall become a partner or member, as the case may be, of such partnership or limited liability company, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of the Debtor, the Debtor ceases to be a partner or member, as the case may be.

4.  Affirmative Covenants. In addition to all covenants and agreements of Debtor set forth in the Loan Documents, which are incorporated herein by this reference, Debtor will comply with the covenants contained in this Section 4 at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

(a)  Ownership and Liens. Debtor will maintain good and marketable title to all Collateral free and clear of all liens or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted herein or by the other Loan Documents (including any Permitted Liens). Debtor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party or as permitted under this Agreement. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, for the purpose of terminating any financing statements currently filed with respect to the Collateral except with respect to Permitted Liens. Debtor will defend at its expense Secured Party's right, title and security interest in and to the Collateral against the claims of any third party.

(b)  Further Assurances. Debtor will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing (if requested) and filing such financing or continuation statements, or amendments thereto; and (B) furnishing (if requested) to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail satisfactory to Secured Party.

(c)  Inspection of Collateral. Debtor will keep adequate records concerning the Collateral. Debtor will permit Secured Party and all representatives and agents appointed by Secured Party to inspect any of the Collateral and the books and records of or relating to the Collateral at any time.

(d)  Payment of Taxes; Claims. Debtor will timely pay all property and other taxes, assessments and governmental charges or levies and all other claims imposed upon the Collateral or any part thereof. Notwithstanding any other provision contained in this subsection, Secured Party may at its discretion exercise its rights under subsection 6(c) of this Agreement at any time to pay such taxes, assessments, governmental charges, interest, costs and penalties.

(e)  Mortgagee's and Landlord's Waivers. If required by the Secured Party, Debtor shall use its best efforts to cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver agreements satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives or subordinates any rights it may have in the Collateral.

(f)  Control Agreements. Debtor will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral consisting of:

(i)  Deposit accounts;

(ii)  Investment property;

(iii)  Letter-of-credit rights; and

(iv)  Electronic chattel paper.

(g)  Condition of Goods. Debtor will maintain, preserve, protect and keep all Collateral which constitutes goods in good condition, repair and working order and will cause such Collateral to be used and operated in good and workmanlike manner, in accordance with applicable laws and in a manner which will not make void or cancelable any insurance with respect to any material portion of such Collateral. Debtor will promptly make or cause to be made all repairs, replacements and other improvements to or in connection with the Collateral which Secured Party may reasonably request from time to time.

(h)  Insurance. Debtor will, at its own expense, maintain insurance with respect to all Collateral in a manner in which similarly situated entities maintain insurance. If requested by Secured Party, each policy for property damage insurance shall provide for all losses to be paid directly to Secured Party. If requested by Secured Party, each policy of insurance maintained by Debtor shall (i) name Debtor and Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon Secured Party) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Debtor, (iii) provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto, and (iv) provide that at least thirty (30) days prior written notice of cancellation or of lapse shall be given to Secured Party by the insurer. Debtor will, if requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Debtor will also, at the request of Secured Party, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Secured Party.

(i)  Accounts and General Intangibles. Debtor will, except as otherwise provided in subsection 6(e) of this Agreement, collect, at Debtor's own expense, all amounts due or to become due under each of the accounts and general intangibles. In connection with such collections, Debtor may and, at Secured Party's direction, will take such action not otherwise forbidden by subsection 5(e) of this Agreement as Debtor or Secured Party may reasonably deem necessary or advisable to enforce collection or performance of each of the accounts and general intangibles. Debtor will also duly perform and cause to be performed all of its obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles. Debtor also covenants and agrees to take any action and/or execute any documents that Secured Party may reasonably request in order to comply with the Federal Assignment of Claims Act, as amended.

(j)  Chattel Paper, Documents and Instruments. Debtor will take such action as may be requested by Secured Party in order to cause any chattel paper, documents or instruments to be valid and enforceable and will cause all chattel paper to have only one original counterpart. Upon request by Secured Party, Debtor will deliver to Secured Party all originals of chattel paper, documents or instruments and will mark all chattel paper with a legend indicating that such chattel paper is subject to the security interest granted hereunder.

(k)  Delivery of Security Collateral. All certificates constituting or evidencing the Collateral shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by undated and duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. If an Event of Default exists, the Secured Party has the right, without notice to the Debtor, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of such Collateral. In addition, the Secured Party has the right at any time, with the consent of the Debtor prior to an Event of Default, to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

(l)  Patents, Trademarks, and Copyrights.

(i)  Debtor shall use commercially reasonable means to cause fully executed security agreements in the form of this Agreement and containing a description of all Collateral consisting of Patents, Trademarks, Copyrights, and IP Licenses to be recorded by the United States Patent and Trademark Office within three months after the execution of this Agreement with respect to United States Patents and Trademarks and by the United States Copyright Office within one month after the execution of this Agreement with respect to United States registered Copyrights, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid, and perfected security interest in favor of Secured Party in respect of all Collateral consisting of Patents, Trademarks, Copyrights, and IP Licenses in which a security interest may be perfected by filing, recording, or registration in the United States and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration, or reregistration is necessary (other than such actions as are necessary to perfect the security interest with respect to any Collateral consisting of Patents, Trademarks, Copyrights, and IP Licenses (or registration or application for registration thereof) acquired or developed after the date hereof).

(ii)  Debtor (either itself or through licensees or sublicensees) will not do any act, or omit to do any act, whereby any Patent which is material to the conduct of Debtor's business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable laws.

(iii)  Debtor (either itself or through licensees or sublicensees) will, for each Trademark material to the conduct of Debtor's business, (A) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (B) maintain the quality of products and services offered under such Trademark, (C) display such Trademark with notice of United States federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law, and (D) not use or permit the use of such Trademark in violation of any third party rights.

(iv)  Debtor (either itself or through licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of Debtor's business, continue to publish, reproduce, display, adopt, and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable laws.

(v)  In no event shall Debtor, either itself or through any agent, employee, licensee, or designee, file an application for any Patent, Trademark, or Copyright (or for the registration of any Patent, Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office, or any governmental authority in any jurisdiction, unless it promptly informs Secured Party, and, upon request of Secured Party, executes and delivers any and all agreements, instruments, documents, and papers as Secured Party may reasonably request to evidence Secured Party's security interest in such Patent, Trademark, or Copyright, and Debtor hereby appoints Secured Party as its attorney-in-fact to execute and file such writings for the foregoing purposes.

(m)  Legal Opinion. Contemporaneously with the execution of this Agreement, the Debtor's counsel shall provide an opinion in a form acceptable to the Secured Party and its counsel that each of the Loan Documents have been duly authorized, are valid and binding instruments enforceable against the Debtor in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights generally, and subject to general equity principles and principles of public policy.

5.  Negative Covenants. Debtor will comply with the covenants contained in this Section 5 at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

(a)  Transfer or Encumbrance. Except in the ordinary course of the Debtor's business, Debtor will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, (ii) grant a lien or security interest in or execute, authorize, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any of the Collateral to any party other than Secured Party.

(b)  Impairment of Security Interest. Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party's security interest in any Collateral.

(c)  Possession of Collateral. Debtor will not cause or permit the removal of any Collateral from its possession, control and risk of loss, nor will Debtor cause or permit the removal of any Collateral (or records concerning the Collateral) from the address on the first page hereof other than (i) as permitted by Subsection 5(a), or (ii) in connection with the possession of any Collateral by Secured Party or by its bailee. Upon the Secured Party's request, if any Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party's security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

(d)  Goods. Debtor will not permit any Collateral which constitutes goods to at any time (i) be covered by any document except documents in the possession of the Secured Party, (ii) become so related to, attached to or used in connection with any particular real property so as to become a fixture upon such real property, or (iii) be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are subject to a perfected first priority security interest under this Agreement.

(e)  Compromise of Collateral. Debtor will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall automatically terminate if an Event of Default exists or upon Secured Party's written request. Debtor shall provide to Secured Party such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Secured Party may request from time to time.

(f)  Financing Statement Filings. Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed in one or more of the following jurisdictions: the location of Debtor's principal place of business, the location of Debtor's chief executive office, or other such place as the Debtor may be "located" under the provisions of the Code or where Debtor maintains any Collateral, or has its records concerning any Collateral, as the case may be. Without limitation of any other covenant herein, Debtor will neither cause or permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral, or (iii) Debtor's principal place of business, or the location of Debtor's chief executive office, as the case may be, to a jurisdiction other than as represented in subsection 3(g) of this Agreement, nor will Debtor change its name or the Organizational Information as represented in subsection 3(g) of this Agreement, unless Debtor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all actions required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. In any written notice furnished pursuant to this subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party's security interest in the Collateral.

(g)  Marking of Chattel Paper. Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel Paper. Debtor will not permit any chattel paper to be electronic chattel paper.

(h)  Deposit Accounts, Investment Property. Debtor shall not establish or maintain, or have any interest in, any (i) deposit account not listed on Schedule 6, (ii) commodity account not listed on Schedule 7, or (iii) securities account not listed on Schedule 7.

6.  Rights of Secured Party. Secured Party shall have the rights contained in this Section 6 at all times during the period of time this Agreement is effective.

(a)  Additional Financing Statements Filings. Debtor hereby authorizes Secured Party to file, without the signature or further authentication of Debtor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate.

(b)  Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, exercisable if an Event of Default exists, to take any action and to execute any instrument which Secured Party may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Secured Party hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral.

(c)  Performance by Secured Party. If Debtor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

(d)  Debtor's Receipt of Proceeds. All amounts and proceeds (including instruments and writings) received by Debtor in respect of accounts or general intangibles shall be received in trust for the benefit of Secured Party hereunder and, upon request of Secured Party upon an Event Default, shall be segregated from other property of Debtor and shall be forthwith delivered to Secured Party in the same form as so received (with any necessary endorsement).

(e)  Notification of Account Debtors. Secured Party may at its discretion from time to time, upon an Event of Default, notify any or all obligors under any accounts or general intangibles (i) of Secured Party's security interest in such accounts or general intangibles and direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party, and (ii) to verify the accounts or general intangibles with such obligors. Upon an Event of Default, Secured Party shall have the right, at the expense of Debtor, to enforce collection of any such accounts or general intangibles and adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor.

(f)  Licenses. For purposes of enabling Secured Party to exercise rights and remedies under this Agreement, Debtor grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor or any other person, provided, that if the license granted to Secured Party is a sublicense, Debtor shall be solely responsible for, and indemnify Secured Party against, any royalty or other compensation payable to Debtor's licensor or other person) to use all of Debtor's software, and including in such license reasonable access to all media in which any of the licensed items may be recorded and all related manuals. For the purpose of enabling Secured Party to exercise rights and remedies under this Agreement, Debtor grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor or any other person) to use, license, or sub-license any of the Collateral consisting of Patents, Trademarks, Copyrights, and IP Licenses and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all software used for the use, compilation, or printout thereof. The use of such license by Secured Party shall be exercised, at the option of Secured Party, if an Event of Default exists; provided that any license, sub-license, or other transaction entered into by Secured Party in accordance herewith shall be binding upon Debtor notwithstanding any subsequent cure of an Event of Default.

7.  Events of Default. Each of the following constitutes an "Event of Default" under this Agreement:

(a)  Default Under Note or Agreement. Any failure to timely make any payment required to be made under this Agreement or under the Note, or the occurrence of a default or breach of any term or condition of the Note; or

(b)  Default Under This Agreement. Any failure of Debtor to comply with, or any breach by Debtor of, any term of Article 5 of this Agreement, or any failure of Debtor to comply with, or any breach by Debtor of, any other term of this Agreement or any term of any other Loan Document that has occurred and has continued for 20 days after actual notice thereof by any executive officer of Debtor (except with respect to payment defaults which are covered by subsection (a) above); or

(c)  False Representation. Any representation of Debtor contained herein is not true and correct in any material respect on or as of the date made; or

(d)  Execution on Property. If Debtor fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property of Debtor having a value of or greater than $50,000 (either as to a single asset or cumulatively as to separate assets), or any property of Debtor having a value of or greater than $50,000 (either as to a single asset or cumulatively as to separate assets) is taken on execution or other process of law in any action against Debtor; or any attachment, sequestration or similar writ is levied upon any property of Debtor having a value of or greater than $50,000 (either as to a single asset or cumulatively as to separate assets); or

(e)  Abandonment. Debtor abandons any Collateral having a value of or greater than $50,000 (either as to a single asset or cumulatively as to separate assets), other than Collateral that is obsolete or no longer useful in the Debtor's business; or

(f)  Action by Other Lienholder. The holder of any lien on the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such lien on the Collateral) or any other asset of Debtor having a value of $50,000 or greater declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

(g)  Search Report; Opinion. Secured Party shall receive at any time following the execution of this Agreement a search report or an opinion of counsel indicating that Secured Party's security interest is not prior to all other liens or security interests (other than Permitted Liens) reflected in the report or opinion.

8.  Remedies and Related Rights. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Secured Party, Secured Party may exercise one or more of the rights and remedies provided in this Section.

(a)  Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i)  exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

(ii)  require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, assemble the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

(iii)  reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv)  sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v)  buy the Collateral, or any portion thereof, at any public sale;

(vi)  buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii)  apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

(viii)  at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise, to the full extent permitted by the Code, Secured Party shall be permitted to elect whether such retention shall be in full or partial satisfaction of the Indebtedness.

In connection with the exercise by Secured Party of rights under this Agreement that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of governmental authorities and other persons, to a transfer or assignment of Collateral. If an Event of Default exists, Debtor shall execute, deliver, and file, and hereby appoints (to the extent not prohibited by applicable law) Secured Party as its attorney, to execute, deliver, and file on Debtor's behalf and in Debtor's name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Secured Party's opinion, to obtain such consents or approvals. Debtor shall use its best efforts to obtain such consents or approvals if an Event of Default exists. Debtor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that this Section may be specifically enforced.

In the event Secured Party shall elect to sell the Collateral, Secured Party may sell the Collateral without giving any warranties and shall be permitted to specifically disclaim any warranties of title or the like. Further, if Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the Indebtedness. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale. Debtor agrees that in the event Debtor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at such party's address set forth on the first page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)  Private Sale; Further Approvals.

(i)  Debtor recognizes that Secured Party may be unable to effect a public sale of all or any part of the Collateral because of restrictions in applicable laws and contractual restrictions and that Secured Party may, therefore, determine to make one or more private sales of any such Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral subject to applicable laws and contractual restrictions. Debtor acknowledges that any such private sale may be at prices and other terms less favorable than what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner.

(ii)  In connection with the exercise by Secured Party of its rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of governmental authorities and other persons to a transfer or assignment of Collateral.

(iii)  Debtor agrees, if an Event of Default exists, to execute, deliver, and file, and authorizes Secured Party pursuant to the power of attorney herein granted, to execute, deliver, and file on Debtor's behalf and in Debtor's name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Secured Party's opinion, and to obtain such consents, waivers, and approvals under applicable laws and agreements prior to an Event of Default. Debtor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that this Section may be specifically enforced.

(c)  Application of Proceeds. Secured Party shall apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows:

(i)  to the repayment or reimbursement of the costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by Secured Party in connection with (A) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (B) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder; and

(ii)  to the payment of any other amounts required by applicable law (including without limitation, Section 9-615(a)(3) of the Code or any other applicable statutory provision).

(d)  Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents, to the full extent not prohibited by law.

(e)  Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm's length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party's option.

(f)  Other Recourse. Debtor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Debtor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Debtor shall have no right of subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Indebtedness to (if an Event of Default exists) (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

(g)  Rights to Dividends and Distributions. With respect to any Securities constituting a part of the Collateral, the Secured Party shall have authority if an Event of Default exists and is continuing, either to have the same registered in the Secured Party's name or in the name of a nominee, and, with or without such registration, to demand of the issuer thereof, and to receive and receipt for, any and all dividends (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. The Secured Party shall send to the Debtor notice of the Secured Party's election to take any action described in the preceding sentence; provided any failure of the Debtor to receive any such notice shall not invalidate any action taken by the Secured Party or impair any of its rights. If the Debtor shall become entitled to receive or shall receive any interest in or certificate (including, without limitation, any interest in or certificate representing a dividend or a distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or rights arising from or relating to any of the Collateral, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, the Debtor agrees to accept the same as the Secured Party's agent and to hold the same in trust on behalf of and for the benefit of the Secured Party, and to deliver the same immediately to the Secured Party in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by the Secured Party, subject to the terms hereof, as Collateral. Unless an Event of Default exists, the Debtor shall be entitled to receive all cash dividends and distributions paid in respect of any of the Collateral (subject to the restrictions of any other Loan Document). The Secured Party shall be entitled to all dividends and distributions, and to any sums paid upon or in respect of any Collateral, upon the liquidation, dissolution, or reorganization of the issuer thereof which shall be paid to the Secured Party to be held by it as additional collateral security for and application to the Secured Obligations at the discretion of the Secured Party. All dividends paid or distributed in respect of the Collateral which are received by the Debtor in violation of this Agreement shall, until paid or delivered to the Secured Party, be held by the Debtor in trust as additional Collateral for the Secured Obligations.

(h)  Right of the Secured Party to Notify Issuers. If an Event of Default exists and is continuing and at such other times as the Secured Party is entitled to receive dividends and other property in respect of or consisting of any Collateral which is or represents an equity or ownership interest in any person ("Securities Collateral"), the Secured Party may notify issuers of the Securities Collateral to make payments of all dividends and distributions directly to the Secured Party and the Secured Party may take control of all Proceeds of any Securities Collateral. Until the Secured Party elects to exercise such rights, if an Event of Default exists, the Debtor, as agent of the Secured Party, shall collect and segregate all dividends and other amounts paid or distributed with respect to the Securities Collateral.

(i)  Securities Act. Because of the Securities Act of 1933, as amended ("Securities Act"), and other laws, including without limitation state "blue sky" laws, or contractual restrictions or agreements, there may be legal restrictions or limitations affecting the Secured Party in any attempts to dispose of the Collateral and the enforcement of rights under this Agreement. For these reasons, the Secured Party is authorized by the Debtor, but not obligated, if any Event of Default exists, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or any other law. The Secured Party is also hereby authorized by the Debtor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as the Secured Party may deem required or appropriate under the Securities Act or other securities laws or other laws or contractual restrictions or agreements in the event of a sale or disposition of any Collateral. The Debtor understands that the Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and/or sold in the open market. No sale so made in good faith by the Secured Party shall be deemed to be not "commercially reasonable" because so made. The Debtor agrees that if an Event of Default exists, and the Secured Party sells the Collateral or any portion thereof at any private sale or sales, the Secured Party shall have the right to rely upon the advice and opinion of appraisers and other persons, which appraisers and other persons are acceptable to the Secured Party, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of bad faith or gross negligence, such reliance shall be prima facie evidence that the Secured Party handled such matter in a commercially reasonable manner under applicable law.

9.  Indemnity. DEBTOR HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS SECURED PARTY, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES (EACH AN "INDEMNIFIED PERSON") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE (COLLECTIVELY, THE "CLAIMS") WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNIFIED PERSON ARISING IN CONNECTION WITH THE LOAN DOCUMENTS, THE INDEBTEDNESS OR THE COLLATERAL (INCLUDING WITHOUT LIMITATION, THE ENFORCEMENT OF THE LOAN DOCUMENTS AND THE DEFENSE OF ANY INDEMNIFIED PERSON'S ACTIONS AND/OR INACTIONS IN CONNECTION WITH THE LOAN DOCUMENTS), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE NEGLIGENCE OF THE INDEMNITEE; OTHER THAN ANY CLAIM ARISING AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON, AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND SHALL EXTEND AND CONTINUE TO BENEFIT EACH INDIVIDUAL OR ENTITY WHO IS OR HAS AT ANY TIME BEEN AN INDEMNIFIED PERSON HEREUNDER.

10.  Miscellaneous.

(a)  Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is authenticated by the party against whom it is sought to be enforced, except to the extent of amendments specifically permitted by the Code without authentication by the Debtor.

(b)  Actions by Secured Party. The lien and other security rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to the Debtor or any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the lien, security interest or other security rights of Secured Party hereunder or affect the obligations of Debtor hereunder.

(c)  Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances.

(d)  Costs and Expenses. Debtor will upon demand pay to Secured Party the amount of any and all reasonable costs and expenses (including without limitation, attorneys' fees and expenses), which Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party under the Loan Documents, or (iii) the failure by Debtor to perform or observe any of the provisions hereof.

(e)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

(f)  Venue. This Agreement has been entered into in the county in Texas where Secured Party's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

(g)  Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(h)  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including electronic copies), but all of which together shall constitute one and the same instrument.

(i)  No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Debtor.

(j)  Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by telecopy, or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the address specified in this Agreement; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, five business days after being duly deposited in the mails, in each case given or addressed as aforesaid.

(k)  Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Debtor and the heirs, executors, administrators, personal representatives, successors and assigns of Debtor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party. Debtor's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

(l)  Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. Further, except as specifically noted as a waiver herein, no provision of this Agreement is intended by the parties to this Agreement to waive any rights, benefits or protection afforded to Secured Party under the Code.

(m)  Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(n)  Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

(o)  Release. The Debtor hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Secured Party and all respective affiliates and subsidiaries of the Secured Party, its officers, servants, employees, agents, predecessors, attorneys, advisors, parents, subsidiaries, equity interest holders, loan participants, principals, directors and shareholders, and its heirs, legal representatives, successors and assigns (collectively, the "Released Lender Parties") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the "Debtor Claims") of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which the Debtor ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Agreement and which were in any manner related to any of the Loan Documents or the enforcement or attempted enforcement by the Secured Party of rights, remedies or recourses related thereto. The Debtor covenants and agree never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any of the Debtor Claims which may have arisen at any time on or prior to the date of this Agreement and were in any manner related to any of the Loan Documents.

(P)  ENTIRE AGREEMENT. THIS AGREEMENT CONTAINS THE ENTIRE AGREEMENT OF SECURED PARTY AND DEBTOR WITH RESPECT TO THE COLLATERAL. IF THE PARTIES HERETO ARE PARTIES TO ANY PRIOR AGREEMENT, EITHER WRITTEN OR ORAL, RELATING TO THE COLLATERAL, THE TERMS OF THIS AGREEMENT SHALL AMEND AND SUPERSEDE THE TERMS OF SUCH PRIOR AGREEMENTS AS TO TRANSACTIONS ON OR AFTER THE EFFECTIVE DATE OF THIS AGREEMENT, BUT ALL SECURITY AGREEMENTS, FINANCING STATEMENTS, GUARANTIES, OTHER CONTRACTS AND NOTICES FOR THE BENEFIT OF SECURED PARTY SHALL CONTINUE IN FULL FORCE AND EFFECT TO SECURE THE INDEBTEDNESS UNLESS SECURED PARTY SPECIFICALLY RELEASES ITS RIGHTS THEREUNDER BY SEPARATE RELEASE.

The Remainder of This Page Is Intentionally Left Blank.

EXECUTED as of the date first written above.

DEBTOR:

ISECURETRAC CORP.

By:
Printed Name:
Printed Title:

SECURED PARTY:

CRESTPARK LP, INC.

By:
Printed Name:
Printed Title:

Signature Page to Credit and Security Agreement

Schedule 1	Real Property

Schedule 1 - page 1

Schedule 2	Registered Patents
Registered Owner	Nature of Debtor’s Interest (e.g. owner, licensee)	Registered Patent No.	Issue Date	Country of Issue

Schedule 2	Patent Applications
Registered Owner	Nature of Debtor's Interest (e.g. owner, licensee)	Serial No.	Filing Date	Country of Issue

Schedule 2 - page 1

Schedule 3				Registered Trademarks
Registered Owner	Nature of Debtor's Interest (e.g. owner, licensee)	Registered Trademark	Registration No.	Int'l Class Covered	Goods or Services Covered	Date Registered	Country of Registration

Schedule 3				Trademark Applications
Registered Owner	Nature of Debtor's Interest (e.g. owner, licensee)	Trademark Application relates to following Trademark	Serial No.	Int'l Class Covered	Goods or Services Covered	Date of Application	Country of Application

Schedule 3 - page 1

Schedule 4			Registered Copyrights
Registered Owner	Nature of Debtor's Interest (e.g. owner, licensee)	Serial No.	Copyright	Issue Date	Country of Issue

Schedule 4			Copyright Applications
Registered Owner	Nature of Debtor's Interest (e.g. owner, licensee)	Registration No.	Copyright	Application Date	Country of Application

Schedule 4 - page 1

Schedule 5	Commercial Tort Claims
Case Name or Style	Case Number	Court in Which Pending

Schedule 5 - page 1

Schedule 6			Deposit Accounts
Bank	Branch Name, Street Address	ABA No.	Account No.	Account Name	Account Type

Schedule 6 - page 1

Schedule 7	Commodity Accounts
Commodity Intermediary	Street Address	Account Name	Account Number	Commodity Contract Description

Schedule 7	Securities Accounts
Securities Intermediary	Street Address	Account Name	Account Number	Securities Contract Description

Schedule 7 - page 1

Schedule 8			Letters of Credit
Bank Issuer	Branch Name, Street Address	Letter of Credit No.	Issue Date	Expiry	Face Amount

Schedule 8 - page 1

Schedule 9		Equity Interests
Owner	Interest	Certificate Number	Number of Shares

Schedule 9 - page 1

Schedule 10	Permitted Liens

Schedule 10 - page 1